Exhibit 10.1
FIRST AMENDMENT TO
STOCK APPRECIATION RIGHTS AGREEMENT
          THIS FIRST AMENDMENT TO STOCK APPRECIATION RIGHTS AGREEMENT (the “Amendment”), is made as of this 28th day of February, 2007, by and between The Cronos Group, a société anonyme holding organized and existing under the laws of Luxembourg (the “Company”), and Peter J. Younger (“Younger”),
W I T N E S S E T H:
          WHEREAS, the Company and Younger are parties to that certain Stock Appreciation Rights Agreement, dated as of October 13, 1999 (the “SAR Agreement”); and
          WHEREAS, it is proposed that the Company enter into an asset purchase agreement (the “Agreement”) with FB Transportation Capital LLC, a Delaware limited liability company, and CRX Acquisition Ltd., a Bermuda exempted company (“Purchaser”); and
          WHEREAS, pursuant to the Agreement, Purchaser shall, subject to satisfaction of the conditions set forth therein, purchase all of the assets and assume all of the liabilities of the Company (the “Assets Sale”) at a purchase price per common share of $16.00 per share (the “Purchase Price Per Share”); and
          WHEREAS, pursuant to the SAR Agreement, Younger was granted 200,000 Share Units at a “grant price” of $4.375 per Share Unit; and
          WHEREAS, the 200,000 Share Units granted to Younger pursuant to the SAR Agreement have fully vested; and
          WHEREAS, Younger may redeem the Share Units granted to him under the SAR Agreement by delivery of a written exercise notice in the form of Exhibit A to the SAR Agreement; and
          WHEREAS, upon exercise, Younger is entitled to an “Award Payment” determined by multiplying the excess of the “Fair Market Value” of a common share of the Company on the exercise date over the grant price, by the number of exercised Share Units; and
          WHEREAS, “Fair Market Value” is defined in the SAR Agreement to refer to the closing sales price of the Company’s common shares, as reported on Nasdaq; and
          WHEREAS, the Compensation Committee of the Board of Directors of the Company, composed solely of independent directors, has reviewed the SAR Agreement and proposes to amend the same so as to permit Younger to exercise his

1

SARs at the same price as all shareholders of the Company shall receive as a result of the Company’s sale of its assets to Purchaser;
          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Company and Younger hereby agree as follows:
     1. Defined Terms. All capitalized terms used herein and not defined herein shall have the meaning given to them by the SAR Agreement.
     2. Redemption Price. Solely for the purpose of any exercise by Younger of the Award made to Younger in connection with the Assets Sale, the “Fair Market Value” of Younger’s Share Units, for purposes of calculating the Award Payment to be made to Younger under the SAR Agreement, shall be deemed to equal the Purchase Price Per Share minus the grant price, times the number of exercised Share Units. Any exercise by Younger of his Award under the SAR Agreement made in connection with the Assets Sale contemplated by the Agreement shall be made in the form of Exhibit A to this Amendment.
     3. Continuance in Force of SAR Agreement. Other than as specifically amended hereby, the terms and provisions of the SAR Agreement shall remain in full force and effect. In the event that the closing of the Assets Sale to Purchaser does not incur in accordance with the terms of the Agreement, then and in such event the provisions of Section 2 of this Amendment shall become null and void.

          IN WITNESS WHEREOF, the Company and Younger have executed this Amendment as of the day and year first above written.

“COMPANY”

THE CRONOS GROUP

By:	/s/ Maurice Taylor
Maurice Taylor
Chair, Compensation Committee
Board of Directors

“YOUNGER”

/s/ Peter J. Younger

Peter J. Younger

2

EXHIBIT A
THE CRONOS GROUP
EXERCISE NOTICE

EXERCISE NOTICE
The Cronos Group
5, rue Guillaume Kroll
L-1882 Luxembourg
Attention: Compensation Committee
Ladies and Gentlemen:
          Reference is made to that certain Stock Appreciation Rights Agreement between the Company and Peter J. Younger, dated as of October 13, 1999 (hereinafter, the “Agreement”), as amended by that First Amendment to Agreement, dated as of February 28, 2007 (the “Amendment”). (All defined terms used herein shall have the meaning given to them by the Agreement.)
          Reference is made to the Asset Purchase Agreement (“Agreement”) referred to in the Amendment. Pursuant to the Agreement, CRX Acquisition Ltd. (“Purchaser”) agrees, on the terms and conditions of the Agreement, to purchase all of the assets and assume all of the liabilities of the Company. Pursuant to the terms of the Agreement, as amended by the Amendment, the undersigned hereby elects, effective upon the closing of the sale of the Company’s assets to Purchaser pursuant to the terms of the Agreement, to exercise the Award on 200,000 Share Units (hereinafter, the “Exercised Share Units”) at the Purchase Price Per Share (as defined in the Agreement). If for any reason the closing does not occur in accordance with the terms of the Agreement, then and in such event the election made by the undersigned by this notice shall be null and void and of no further force and effect.
          The undersigned understands that the Company may withhold from the Award Payment such amounts as it deems to be necessary to satisfy Federal, state, local, or foreign withholding tax requirements, and that the undersigned is responsible for the payment of taxes of any kind which may be imposed on the undersigned as a result of the grant or exercise of the Award.

DATED:	EXERCISING PARTY:

Peter J. Younger

(address)

(continued)

NOTICE OF EXERCISE
ACKNOWLEDGED AND ACCEPTED:
THE CRONOS GROUP
By
Its